Exhibit 99.2

Poster No. P761

Effects of a combination of vilanterol and umeclidinium on exercise endurance in subjects with COPD: two randomised clinical trials

Francois Maltais,(1) Sally Singh,(2) Alison Donald,(3) Glenn Crater,(4) Alison Church,(3) Aik Goh(5) and John Riley(5)

(1)Centre de Pneumologie, Institut Universitaire de Cardiologie et de Pneumologie de Québec, Québec, Canada; (2)Department of Cardiac and Pulmonary Rehabilitation, University Hospital of Leicester NHS Trust, Glenfield Hospital, Leicester, UK; (3)GlaxoSmithKline Research Triangle Park, North Carolina, USA; (4)GlaxoSmithKline, Mississauga, Ontario, Canada; (5)GlaxoSmithKline, Uxbridge, Middlesex, UK

INTRODUCTION

Exercise intolerance is a feature of patients with chronic obstructive pulmonary disease (COPD) and is associated with poor outcomes in this disease.

OBJECTIVES

Two crossover studies were designed to examine the effect of the combination of inhaled umeclidinium/vilanterol (UMEC/VI) at two different doses (125/25 mcg and 62.5/25 mcg) on exercise performance, expiratory flows and lung volumes. The two component bronchodilators UMEC (both 125 and 62.5 mcg doses) and VI were also characterised.

METHODS

Study population key details

Current and former smokers >40 years of age with a smoking history of >10 pack-years and a diagnosis of moderate-to-severe stable COPD (post-bronchodilator forced expiratory volume in one second [FEV1]/forced vital capacity [FVC] <70% and FEV1 >35% and <70% predicted). Stable/regular doses of inhaled corticosteroids (ICS) were allowed. A score of >2 on the Modified Medical Research Council Dyspnoea Scale at Visit 1 was required along with a resting functional residual capacity (FRC) of >120% predicted. The presence of co-morbid respiratory conditions or a current diagnosis of asthma were exclusionary.

Trial design

Two identical multicentre, randomised, double-blind, placebo-controlled crossover studies involving incomplete treatment block were designed (DB2114417, NCT01328444; DB2114418, NCT01323660). Eligible patients were randomised to receive one of the 26 treatment sequences consisting of two of the following treatments: UMEC/VI 125/25, UMEC/VI 62.5/25, UMEC 125, UMEC 62.5, VI 25 or placebo, once daily via the ELLIPTA™* inhaler. Baseline patient demographics are shown in Table 1. The duration of each treatment period was 12 weeks with 12 clinic visits.

Co-primary endpoints of exercise endurance time (EET) and FEV1

EET using endurance shuttle walking test(1) 3 hours post-dose at Week 12, defined as the EET obtained 3 hours after dosing at Week 12; FEV1 clinic visit trough FEV1 at Week 12.

Secondary endpoints

Clinic visit trough and 3-hour post-dose measurements of lung volumes at Week 12.

Safety analyses

Safety endpoints included adverse events (AEs), vital signs, 12-lead electrocardiogram (ECG), clinical chemistry, haematology and the incidence of exacerbations.

RESULTS

TABLE 1. STUDY POPULATIONS BASELINE DEMOGRAPHICS

	DB2114417	DB2114418
ITT population	(N=348)	(N=307)
Mean age, years (SD)	61.6 (8.3)	62.6 (7.9)
Sex, female, n (%)	153 (44)	139 (45)
Current smoker at screening*, n (%)	220 (63)	186 (61)
Smoking pack-years, mean (SD)	48.7 (25.3)	47.4 (24.7)
ICS use at screening, n (%)	98 (28)	121 (39)
Post-salbutamol % predicted FEV1, mean (SD)	51.3 (9.7)	51.3 (10.0)
Post-salbutamol FEV1/FVC, mean (SD)	49.3 (10.2)	47.9 (10.2)
GOLD stage, n	348	304
I, n (%)	0	2 (<1)
II, n (%)	185 (53)	158 (52)
III, n (%)	163 (47)	143 (47)
IV, n (%)	0	1 (<1)
Reversible to salbutamol, n (%)	120 (34)	118 (39)
Reversible to salbutamol and ipratropium, n (%)	187 (55)	198 (66)
% reversibility to salbutamol, mean (SD)	12.6 (15.6)	16.2 (14.0)
% reversibility to salbutamol and ipratropium, mean (SD)	20.3 (18.9)	24.6 (17.1)
% predicted normal FRC, mean (SD)	153.6 (32.0)	151.6 (31.2)

*Patient was reclassified as a current smoker if he/she smoked within 6 months of screening GOLD, Global initiative for chronic Obstructive Lung Disease; ITT, intent-to-treat; SD, standard deviation.

*ELLIPTA™ is a trademark of the GlaxoSmithKline group of companies

TABLE 2. LS MEAN CHANGE FROM BASELINE AND VS PLACEBO FOR EET AT WEEK 12

			UMEC/VI	UMEC/VI	VI	UMEC	UMEC
EET, (s)		Placebo	62.5/25	125/25	25	62.5	125
DB2114417	n	145	131	130	63	43	44
	LS mean change from baseline (SE)	36.7 (13.2)	58.6 (13.8)	69.1 (14.0)	26.7 (19.7)	63.2 (23.9)	49.8 (23.8)
	Difference from Placebo (95% CI)		21.9 (–14.2, 58.0)	32.4 (–3.9, 68.8)	–10 (–55.5, 35.4)	26.5 (–25.9, 78.9)	13.1 (–38.9, 65.1)
DB2114418	n	117	115	109	54	37	32
	LS mean change from baseline (SE)	0.1 (16.7)	69.5 (17.1)	65.9 (17.5)	30.7 (24.8)	25.1 (30.2)	74.8 (31.6)
	Difference from Placebo (95% CI)		69.4 (24.5,114.4)**	65.8 (20.3, 111.3)**	30.6 (–26.8, 88.0)	25 (–41.0, 91.0)	74.7 (6.0, 143.4)*

n is the number of patients with analysable data at Week 12; *p<0.05; **p<0.01. CI, confidence interval; LS, least squares; SE, standard error. Note: analysis performed using a repeated measures model with covariates of period walking speed, mean walking speed, period, treatment, visit, smoking status, centre group, visit by period walking speed, visit by mean walking speed and visit by treatment interactions.

EET

Study DB2114417 did not achieve clinically relevant or statistically significant improvements of EET vs placebo for UMEC/VI 125/25 or 62.5/25 (Table 2).

Study DB2114418 showed clinically important and statistically significant improvements in EET for UMEC/VI 125/25 and UMEC/VI 62.5/25 vs placebo (Table 2).

VI showed similar improvements in EET from baseline across both studies but less than the combination, whereas UMEC 62.5 and UMEC 125 were more variable across the studies (Table 2).

Both studies showed similar improvements from baseline for both doses of UMEC/VI, but Study DB2114417 showed a large placebo effect. This placebo effect was visible from Day 2 and continued throughout the study (Figure 1). DB2114418 showed little placebo effect throughout the study (Figure 2).

Lung function

In Study DB2114417, numerical improvements were observed for trough FEV1 for both doses of UMEC/VI (125/25 and 62.5/25) compared with placebo (Table 3). In Study DB2114418, statistically significant improvements in trough FEV1 were demonstrated for UMEC/VI 125/25  and for UMEC/VI 62.5/25 compared with placebo (Table 3). The trough FEV1 data for VI showed a consistent improvement across both studies, whilst UMEC 62.5 and UMEC 125 were more variable across the studies (Table 3).

TABLE 3. LS MEAN CHANGE FROM BASELINE FOR FEV1 AT WEEK 12

		UMEC/VI	UMEC/VI	VI	UMEC	UMEC
	Placebo	62.5/25	125/25	25	62.5	125
Trough FEV1, (L)
DB2114417
n	148	130	132	64	43	44
LS mean change from baseline (SE)	–0.032 (0.015)	0.178 (0.016)	0.136 (0.016)	0.067 (0.022)	0.054 (0.026)	0.108 (0.026)
Difference from Placebo (95% CI)		0.211 (0.172, 0.249)***	0.169 (0.129, 0.209)***	0.099 (0.050, 0.148)***	0.087 (0.030, 0.143)**	0.140 (0.084, 0.196)***
DB2114418
n	119	117	112	56	38	33
LS mean change from baseline (SE)	–0.043 (0.016)	0.200 (0.016)	0.218 (0.016)	0.069 (0.022)	0.101 (0.027)	0.212 (0.029)
Difference from Placebo (95% CI)		0.243 (0.202, 0.284)***	0.261 (0.220, 0.303)***	0.112 (0.061, 0.163)***	0.144 (0.086,0.203)***	0.255 (0.193, 0.318)***

**p<0.01; ***p<0.001.

FIGURE 1. LS MEAN CHANGE FROM BASELINE FOR EET DURING THE STUDY (DB2114417)

Note: EET analyses (Figures 1 and 2) performed using a repeated measures model with covariates of period walking speed, mean walking speed, period, treatment, visit, smoking status, centre group, visit by period walking speed, visit by mean walking speed and visit by treatment interactions.

FIGURE 2. LS MEAN CHANGE FROM BASELINE FOR EET DURING THE STUDY (DB2114418)

Lung volumes for UMEC/VI

In Study DB2114417, numerical improvements were observed for both trough and 3-hour post-dose FRC, residual volume (RV) and inspiratory capacity (IC) for both doses of UMEC/VI compared with placebo (Figure 3; data not shown for IC). In Study DB2114418, statistically significant improvements in trough and 3-hour post-dose FRC, RV and IC were demonstrated for both doses of UMEC/VI compared with placebo.

FIGURE 3. LS MEAN CHANGE FROM PLACEBO IN BASELINE TROUGH AND POST-DOSE FRC (L), AND RV (L) FOR UMEC/VI (DB2114417/DB2114418) ITT POPULATION

***p<0.001.

Note: analysis performed using a repeated measures model with covariates of period baseline, mean baseline, period, treatment, visit, smoking status, centre group, visit by period baseline, visit by mean baseline and visit by treatment interactions.

Safety

AEs were distributed evenly between treatments within each study with an overall higher incidence in Study DB2114418 across all treatments including placebo (Table 4). The most common AEs overall were headache, nasopharyngitis and sinusitis (pooled data). There was one death in Study DB2114417 with UMEC 125 (reported as ‘death’) and one in Study DB2114418 with UMEC/VI 62.5/25 (reported as ‘cancer’). Neither was considered related to study medication by the reporting investigator.

TABLE 4. SUMMARY OF ON-TREATMENT AEs REPORTED BY >3% OF PATIENTS WITHIN ANY TREATMENT (DB2114417) OR BY 2 OR MORE PATIENTS (DB2114418) ITT POPULATION

	Number (%) of patients
		UMEC/VI	UMEC/VI	VI	UMEC	UMEC
	Placebo	62.5/25	125/25	25	62.5	125
DB2114417	N=170	N=152	N=144	N=76	N=49	N=50
On-treatment AEs	46 (27)	35 (23)	46 (32)	22 (29)	6 (12)	14 (28)
Preferred term
Nasopharyngitis	10 (6)	5 (3)	8 (6)	3 (4)	1 (2)	1 (2)
Headache	7 (4)	3 (2)	2 (1)	4 (5)	0	1 (2)
Sinusitis	3 (2)	0	4 (3)	0	0	2 (4)
Dry mouth	0	0	0	0	0	2 (4)
DB2114418	N=151	N=130	N=128	N=64	N=40	N=41
On-treatment AEs	59 (39)	57 (44)	52 (41)	23 (36)	12 (30)	22 (54)
Preferred term
Nasopharyngitis	10 (7)	8 (6)	2 (2)	1 (2)	4 (10)	4 (10)
Headache	8 (5)	3 (2)	6 (5)	1 (2)	1 (3)	4 (10)
Cough	3 (2)	2 (2)	5 (4)	2 (3)	0	1 (2)
Arthralgia	2 (1)	6 (5)	0	0	1 (3)	1 (2)
Back pain	5 (3)	0	2 (2)	2 (3)	0	1 (2)
Sinusitis	3 (2)	2 (2)	0	3 (5)	0	2 (5)
Dyspnoea	6 (4)	0	1 (<1)	1 (2)	0	1 (2)
Upper respiratory
tract infection	1 (<1)	3 (2)	3 (2)	2 (3)	0	0
Musculoskeletal pain	0	0	1 (<1)	2 (3)	0	1 (2)
Toothache	1 (<1)	1 (<1)	0	0	0	2 (5)
Osteoarthritis	2 (1)	0	0	0	1 (3)	0

CONCLUSIONS

•        Both dose combinations of UMEC/VI improved exercise endurance from baseline but improvements against placebo were seen only in Study DB2114418.

•        Both dose combinations of UMEC/VI were effective bronchodilators, improving lung function in COPD patients with resting hyperinflation.

•        Both dose combinations of UMEC/VI improved lung volumes.

•        Safety and tolerability profiles of UMEC/VI 125/25 and 62.5/25 were similar to the monotherapies and placebo.

REFERENCE

(1) Singh SJ, et al. Thorax 1992;47:1019–1024.

ACKNOWLEDGEMENTS

•        The presenting author, Francois Maltais has received fees for speaking at conferences sponsored by Boehringer Ingelheim, GlaxoSmithKline, Grifols, Novartis and Pfizer. He served on an advisory board for Boehringer Ingelheim and GlaxoSmithKline, and received research grants for participating in multicentre trials sponsored by Altana Pharma, AstraZeneca, Boehringer Ingelheim, Merck, Novartis and Nycomed. He has received unrestricted research grants from Boehringer Ingelheim and GlaxoSmithKline, and holds a Canadian Institute of Health Research/GlaxoSmithKline research chair on COPD.

•        These studies were funded by GlaxoSmithKline (NCT01328444, NCT01323660), and had the GlaxoSmithKline codes DB2114417 and DB2114418, respectively.

•        Editorial support was provided by FWG Scientific Communications, and was funded by GlaxoSmithKline.

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Presented at the Annual Congress of the European Respiratory Society (ERS), Barcelona, Spain, 7–11 September, 2013